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                                  EXHIBIT 23.1
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Consent of Independent Certified Public Accountants


The Board of Directors
American Business Financial Services, Inc.
Bala Cynwyd, Pennsylvania

         We hereby consent to incorporation by reference in the Registration Statement on Form S-8 of our report dated September 11, 1998 relating to the consolidated financial statements of American Business Financial Services, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1998.




 /s/ BDO Seidman, LLP

July 1, 1999